SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2003

BioReliance Corporation
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

0-22879	52-1541583
(Commission File Number)	(IRS Employer Identification No.)

14920 Broschart Road	20850
Rockville, Maryland	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 738-1000

Not Applicable
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

Acquisition of Q-One Biotech Group Ltd.

     On September 23, 2003, BioReliance Corporation (the “Company”) completed the acquisition of Q-One Biotech Group Ltd., a privately-held company based in Glasgow, Scotland (“Q-One Biotech”) pursuant to (i) a Share Purchase Agreement, dated August 12, 2003, among BioReliance Corporation, BioReliance (Glasgow) Limited and the sellers named therein (relating to the acquisition of shares of Q-One Biotech) and (ii) a Share Purchase Agreement, dated August 12, 2003, among BioReliance Corporation, BioReliance (Glasgow) Limited and the sellers named therein (relating to the acquisition of shares of Satron Management Services (Technology) Limited) (collectively, the “Share Purchase Agreements”). Q-One Biotech provides safety testing and process validation services and contract manufacturing to the biopharmaceutical industry. Q-One Biotech’s services have included safety testing of biopharmaceuticals, human blood products, vaccines, transgenics and gene therapy products. Q-One Biotech’s primary facilities are located in Glasgow, Scotland and Worcester, Massachusetts.

     Under the terms of the Share Purchase Agreements, the Company purchased all of the outstanding capital stock of Q-One Biotech for an aggregate purchase price of approximately £42 million in cash, subject to post-closing adjustments and excluding transaction costs. Pending the determination of the post-closing adjustments £1.5 million has been placed in escrow.

     The purchase price was determined in arms-length negotiations between the parties. During such negotiations, the parties considered, among other things, the present condition of the business, operations and assets of Q-One Biotech, Q-One Biotech’s financial condition and the market for Q-One Biotech’s services. Before the consummation of the acquisition, no material relationships existed between the sellers and the Company or any of the Company’s affiliates, any officer or director of the Company, or any associate of any officer or director of the Company.

     The Company funded the purchase price of the acquisition, excluding transaction costs, with approximately $48.2 million of borrowings under a new senior secured credit facility with Bank of America, N.A. as administrative agent, security trustee and letter of credit issuer and Banc of America Securities LLC as the sole lead arranger and sole book manager. The Company funded the remainder of the purchase price with approximately $19.7 million of existing cash resources. The new credit facility is described in Item 5 below.

     The foregoing summary of the acquisition is qualified in its entirety be the specific terms and provisions of the Share Purchase Agreements, which are filed hereto as Exhibits 2.1 and 2.2.

Item 5. Other Events

New Senior Secured Credit Facility

     Pursuant to a Credit Agreement, dated August 12, 2003, among the Company and BioReliance (Glasgow) Ltd. as borrowers, certain subsidiaries of the Company as guarantors, Bank of America, N.A. as administrative agent, security trustee and letter of credit issuer, the lenders party thereto, and Banc of America Securities LLC as the sole lead arranger and sole book manager (the “Credit Agreement”), the Company may borrow up to $60 million for general corporate purposes, including working capital and capital expenditures, to refinance existing indebtedness and to finance the acquisition of Q-One Biotech. The credit facility consists of a $15 million revolving credit facility, a $35 million domestic term loan and a $10 million foreign term loan. The Company borrowed approximately $48.2 million to fund a portion of the purchase price paid in the Q-One Biotech acquisition, including a $3.2 million revolving loan and $45.0 million in term loans. Final amounts due under the revolving credit facility will become due and payable in full on September 30, 2006. The Company is required to make quarterly payments under the term loans beginning on December 31, 2003. Amounts due under the term loans will become due and payable in full on September 30, 2008.

     The credit facility includes negative covenants including, among others, those restricting the Company’s ability to incur liens on its assets, pay dividends, make investments, and incur additional indebtedness. The credit facility also contains customary financial covenants including, among others, those that require the Company to maintain a maximum leverage ratio, a minimum fixed charge coverage ratio and a minimum net worth. The credit facility includes customary events of default including, among other things, the Company’s failure to pay the principal or interest of any loan or letter of credit under the credit facility, a default or event of default of any other agreement involving indebtedness, insolvency by the Company or any of its subsidiaries, and change in control of the Company (as defined in the Credit Agreement).

     The interest rate on the credit facility is variable based on the ratio of total funded debt under the facility to the Company’s EBITDA. This ratio will be calculated and reported to the lenders quarterly.

     Pursuant to a Security Agreement, dated September 22, 2003, by and among the Company, BioReliance Acquisitions, Inc., BioReliance Viral Manufacturing, Inc., BioReliance Testing and Development LLC, BioReliance Manufacturing LLC, and Bank of America, N.A., the Company and certain if its subsidiaries have granted a security interest in all personal property currently owned or subsequently acquired to Bank of America, N.A. as administrative agent for the lenders as security for their obligations under the Credit Agreement.

     Pursuant to a Pledge Agreement, dated September 22, 2003, by and among the Company, BioReliance Acquisitions, Inc., BioReliance Viral Manufacturing, Inc., BioReliance Testing and Development LLC, BioReliance Manufacturing LLC, and Bank of America, N.A., the Company and certain of its subsidiaries have granted a security interest in (1) 100% of the capital stock of each domestic subsidiary of the Company, (2) 65% of the issued and outstanding shares of capital stock entitled to vote of each foreign subsidiary and (3) 100% of the issued and outstanding Capital Stock not entitled to vote of each foreign subsidiary of the Company to Bank of America, N.A. as administrative agent for the lenders as security for their obligations under the Credit Agreement.

Item 7. Financial Statements and Exhibits

(a)	Financial statements of a business acquired.

It is impracticable for the Company to provide the financial statements for the periods specified in Rule 3-05(b) of Regulation S-X at the time of filing of this Form 8-K. The Company will file the required financial statements as soon as practicable, but not later than sixty days after the date on which this Form 8-K must be filed.

(b)	Pro forma financial information.

It is impracticable for the Company to provide the pro forma financial information required by Article 11 of Regulation S-X at the time of filing of this Form 8-K. The Company will file the required pro forma financial information as soon as practicable, but not later than sixty days after the date on which this Form 8-K must be filed.

(c)	Exhibits.

2.1	Share Purchase Agreement, dated August 12, 2003, among BioReliance Corporation, BioReliance (Glasgow) Limited and the sellers named therein (relating to the acquisition of shares of Q-One Biotech)

2.2	Share Purchase Agreement, dated August 12, 2003, among BioReliance Corporation, BioReliance (Glasgow) Limited and the sellers named therein (relating to the acquisition of shares of Satron Management Services (Technology) Limited)

10.1	Credit Agreement, dated August 12, 2003, among BioReliance Corporation and BioReliance (Glasgow) Ltd., as Borrowers, the subsidiaries of BioReliance Corporation identified therein, as Guarantors, Bank of America, N.A. as Administrative Agent, Security Trustee and L/C issuer, the Lenders party thereto and Banc of America Securities LLC as the Sole Lead Arranger and Sole Book Manager.

10.2	Amendment No. 1 and Consent (of the Credit Agreement), dated September 22, 2003, by and among BioReliance Corporation,

BioReliance (Glasgow) Ltd., the Guarantors and Lenders party thereto and Bank of America, N.A., as Administrative Agent.

10.3	Form of Revolving Note, dated September 22, 2003, by BioReliance Corporation.

10.4	Form of Term Note, dated September 22, 2003, by BioReliance Corporation/BioReliance (Glasgow), Ltd.

10.5	Security Agreement, dated September 22, 2003, by and among BioReliance Corporation, BioReliance Viral Manufacturing, Inc., BioReliance Manufacturing LLC, BioReliance Testing and Development LLC, BioReliance Acquisitions, Inc. and Bank of America, N.A., as Administrative Agent.

10.6	Pledge Agreement, dated September 22, 2003, by and among BioReliance Corporation, BioReliance Viral Manufacturing, Inc., BioReliance Manufacturing LLC, BioReliance Testing and Development LLC, BioReliance Acquisitions, Inc. and Bank of America, N.A., as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BIORELIANCE CORPORATION

By:	/s/ John L. Coker John L. Coker
Senior Vice President, Finance and Administration and Chief Financial Officer
                     Date: October 8, 2003

EXHIBIT INDEX

2.1	Share Purchase Agreement, dated August 12, 2003, among BioReliance Corporation, BioReliance (Glasgow) Limited and the sellers named therein (relating to the acquisition of shares of Q-One Biotech)

2.2	Share Purchase Agreement, dated August 12, 2003, among BioReliance Corporation, BioReliance (Glasgow) Limited and the sellers named therein (relating to the acquisition of shares of Satron Management Services (Technology) Limited)

10.1	Credit Agreement, dated August 12, 2003, among BioReliance Corporation and BioReliance (Glasgow) Ltd., as Borrowers, the subsidiaries of BioReliance Corporation identified therein, as Guarantors, Bank of America, N.A. as Administrative Agent, Security Trustee and L/C issuer, the Lenders party thereto and Banc of America Securities LLC as the Sole Lead Arranger and Sole Book Manager.

10.2	Amendment No. 1 and Consent (of the Credit Agreement), dated September 22, 2003, by and among BioReliance Corporation, BioReliance (Glasgow) Ltd., the Guarantors and Lenders party thereto and Bank of America, N.A., as Administrative Agent.

10.3	Form of Revolving Note, dated September 22, 2003, by BioReliance Corporation.

10.4	Form of Term Note, dated September 22, 2003, by BioReliance Corporation/BioReliance (Glasgow), Ltd.

10.5	Security Agreement, dated September 22, 2003, by and among BioReliance Corporation, BioReliance Viral Manufacturing, Inc., BioReliance Manufacturing LLC, BioReliance Testing and Development LLC, BioReliance Acquisitions, Inc. and Bank of America, N.A., as Administrative Agent.

10.6	Pledge Agreement, dated September 22, 2003, by and among BioReliance Corporation, BioReliance Viral Manufacturing, Inc., BioReliance Manufacturing LLC, BioReliance Testing and Development LLC, BioReliance Acquisitions, Inc. and Bank of America, N.A., as Administrative Agent.